QUERYOBJECT SYSTEMS CORPORATION                                    EXHIBIT  11.1

Computation of Net Loss Per Share
- --------------------------------------------------------------------------------

                                                                  Twelve Months Ended December 31, 2000
                                                                  --------------------------------------

                                                              Number of                               Weighted
                                                               Common           Days                  Average
                                                               Shares        Outstanding              Shares
                                                          ----------------------------------------------------

Common stock outstanding at January 1, 2000                  4,983,663           364                 4,983,663
    Conversion of preferred stock into common                    1,667           360                     1,644
    Warrant exercise                                            18,780           363                    18,677
    Warrant exercise                                            20,833           362                    20,662
    Conversion of preferred stock into common                   35,990           354                    34,906
    Warrant exercise                                           135,833           361                   134,345
    Warrant exercise                                           217,500           360                   214,521
    Conversion of preferred stock into common                2,021,449           353                 1,954,991
    Warrant exercise                                           173,750           359                   170,894
    Warrant exercise                                            25,000           356                    24,384
    Options Exercised                                            7,305           354                     7,085
    Conversion of preferred stock into common                  421,329           346                   399,396
    Conversion of preferred stock into common                   54,494           341                    50,911
    Conversion of preferred stock into common                   33,333           342                    31,233
    Conversion of preferred stock into common                   25,314           319                    22,124
    Options Exercised                                            5,333           333                     4,865
    Conversion of preferred stock into common                  547,922           324                   486,375
    Conversion of preferred stock into common                  116,643           320                   102,262
    Conversion of preferred stock into common                   79,301           321                    69,741
    Conversion of preferred stock into common                  163,285           313                   140,022
    Conversion of preferred stock into common                   19,324           312                    16,518
    Conversion of preferred stock into common                   14,762           311                    12,578
    Conversion of preferred stock into common                   10,000           306                     8,384
    Conversion of preferred stock into common                  210,628           300                   173,119
    Conversion of preferred stock into common                   96,618           290                    76,765
    Options Exercised                                            4,000           297                     3,255
    Conversion of preferred stock into common                   30,314           293                    24,334
    Conversion of preferred stock into common                  243,906           289                   193,120
    Conversion of preferred stock into common                    9,662           283                     7,491
    Conversion of preferred stock into common                    9,662           269                     7,121
    Options Exercised                                            3,792           268                     2,784
    Options Exercised                                              208           265                       151
    Conversion of preferred stock into common                   33,334           261                    23,836
    Options Exercised                                              833           261                       596
    Conversion of preferred stock into common                    2,000           258                     1,414
    Options Exercised                                            4,513           250                     3,091
    Conversion of preferred stock into common                   57,971           242                    38,436
    Options Exercised                                              729           151                       302
    Options Exercised                                              833           150                       342
    Options Exercised                                              313           149                       128
    Options Exercised                                            8,527           130                     3,037
    Placement agent options exercised into common shares       511,003            40                    56,000

Weighted average shares used in per share computation                                                9,525,503
                                                                                                  ------------

Net loss for the period                                                                            (10,240,366)

Net loss per common share                                                                         $      (1.08)
                                                                                                  =============

QUERYOBJECT SYSTEMS CORPORATION                                    EXHIBIT  11.1

Computation of Net Loss Per Share
- --------------------------------------------------------------------------------

                                                                                     Year Ended December 31,
                                                                                -----------------------------------

                                                                                  2000                     1999
                                                                                  ----                     ----



Common shares outstanding at beginning of year                                  4,983,663               1,707,662

   Conversions of preferred stock into common shares                            3,876,721                 144,768

   Warrants exercised into common shares                                          583,483                 447,312

   Placement agent and stock options exercised into common shares                  81,636                   2,899
                                                                       ------------------           -------------

Weighted average common shares outstanding                                      9,525,503               2,302,641
                                                                       ==================           =============

Net loss                                                               $      (10,240,366)          $  (5,925,591)
                                                                       ===================          ==============


Basic and diluted net loss per common share                            $            (1.08)          $       (2.57)
                                                                       ===================          ==============